Exhibit 99.1

2901 Butterfield Road Oak Brook, IL 60523 www.inlandwestern.com

FOR IMMEDIATE RELEASE

Contact:     Georganne Palffy, Inland Western Retail Real Estate Trust, Inc. (Analysts)

(630) 368-2358 or georganne.palffy@inland-western.com

Joel Cunningham, Inland Communications, Inc. (Media)

(630) 218-4897 or CunninghamJ@inlandgroup.com

Inland Western Retail Real Estate Trust, Inc. Provides Year-End Transactional Review

OAK BROOK, Ill., March 3, 2011 – Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) today provided a review of the company’s financial and operational accomplishments for the year.

During 2010, Inland Western achieved the following while successfully executing its business strategy:

•      Signed 531 new and renewal leases in the consolidated operating portfolio for approximately 4.2 million square feet

•      Reported 90.2 percent leased, including leases signed but not commenced, for the consolidated operating portfolio as of December 31, 2010, an increase of 310 basis points from the economic occupancy of 87.1 percent as of December 31, 2009.

•      Refinanced, repaid and extinguished $1.1 billion in debt

•      Reduced total indebtedness by $353.7 million

•      Closed on the partial sales  of eight retail properties to a joint venture with RioCan Real Estate Investment Trust aggregating 1.15 million square feet for $159.9 million, resulting in net proceeds of $48.6 million and debt extinguishment of $97.9 million

•      Sold eight properties aggregating 894,500 square feet, resulting in debt extinguishment of $106.8 million

•      Increased the fourth quarter 2010 distribution to shareholders for the fifth consecutive quarter, for 2010 total distributions declared of $0.20 per share, a 25 percent increase over the $0.16 per share declared for 2009

Subsequent to the end of the year, and as previously announced, the company closed on an oversubscribed two-year $585 million senior secured credit facility, including a $435 million revolving line of credit and a $150 million secured term loan with several banks.  The senior secured credit facility, which has a range of LIBOR plus 275 basis points to 400 basis points, amended and restated the company’s $200 million secured line of credit that was due to mature in October 2011.  In addition, subsequent to year-end, Inland Western has addressed $185 million in matured or 2011 maturing debt.

###

About Inland Western Retail Real Estate Trust, Inc.

Inland Western is a fully integrated, self administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers across 37 states. Inland Western is one of the largest owners and operators of shopping centers in the United States.

2901 Butterfield Road Oak Brook, IL 60523 www.inlandwestern.com

Forward-Looking Statements

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “goal,” “initiative,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors, including those detailed in the sections of the Company’s filings with the SEC. Inland Western does not undertake any duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.